UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HEI Consolidated

Pension and Other Postretirement Benefits Update

The following is an update of the pension and other postretirement benefits information (see “Pension and other postretirement benefits,” which is incorporated herein by reference to pages 44 to 45 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2004):

For the first eleven months of 2004, HEI and its subsidiaries’ (the Company’s) retirement benefit plan assets generated a total return of 7.5%, resulting in realized and unrealized gains of approximately $59 million for the eleven month period, compared to a 9% annual expected return on plan assets assumption. The market value of the retirement benefit plans’ assets as of November 30, 2004 was $862 million. Although not required, the Company added to its originally planned contributions to the retirement benefit plans primarily due to the potential impact on accumulated other comprehensive income (AOCI) of lower long-term interest rates expected at December 31, 2004 compared to December 31, 2003. The Company made cash contributions to the retirement benefit (i.e., pension and other postretirement benefit) plans totaling $37 million in 2004 ($12 million of which was contributed in the fourth quarter of 2004).

In part, the Company benchmarks its discount rate assumption to the Moody’s Daily Long-Term Corporate Bond Aa Yield Average, which was 5.66% at December 31, 2004 compared to 6.01% at December 31, 2003. The Company anticipates the plans’ discount rate assumption at December 31, 2004 to be between 5.75% and 6.00%.

Based on the preliminary indication of the market value of the pension plans’ assets as of December 31, 2004 and assuming a range of 5.75% to 6.00% for the discount rate assumption at December 31, 2004 and no further changes in assumptions or pension plan provisions, management estimates that consolidated HEI’s, consolidated HECO’s and American Savings Bank, F.S.B.’s qualified pension plan assets exceed the respective accumulated benefit obligations and, thus, no charges to AOCI related to the recognition of the qualified pension plans’ minimum pension liability are expected to be required as of December 31, 2004. Minor AOCI charges may be required for the Company’s non-qualified pension plans.

Retirement benefits expense and cash funding requirements could increase in future years depending on the performance of the equity markets, changes in interest rates and other factors.

Bank

ASB Realty Corporation Update

The following is an update of the ASB Realty Corporation situation (see “ASB Realty Corporation,” which is incorporated herein by reference to page 9 of HEI’s Form 10-Q for the quarter ended September 30, 2004):

In March 1998, ASB formed a subsidiary, ASB Realty Corporation, which elected to be taxed as a real estate investment trust. This reorganization had reduced Hawaii bank franchise taxes, net of federal income tax benefits, recognized on the financial statements of HEI Diversified, Inc. and ASB by $21 million (through March 31, 2004) as a result of ASB taking a dividends received deduction on dividends paid to it by ASB Realty Corporation. The State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment for 1999, 2000 and 2001. In October 2002, ASB filed an appeal with the State Board of Review, First Taxation District (Board). In May

2003, the Board heard ASB’s case and issued its decision in favor of the DOT and ASB filed a notice of appeal with the Hawaii Tax Appeal Court. As required under Hawaii law, ASB paid the bank franchise taxes and interest assessed at that time ($17 million) in June 2003, but recorded this payment as a deposit rather than an expense for financial statement purposes.

On May 14, 2004, the parties stipulated to certain factual matters. On May 17, 2004, the DOT and ASB each filed a motion for summary judgment, and both motions were heard on June 7, 2004. At the conclusion of this hearing, the Hawaii Tax Appeal Court orally announced a decision in favor of the DOT and against ASB for tax assessed years 1999 through 2001 and a written judgment against ASB was filed on June 22, 2004. ASB appealed the judgment to the Hawaii Supreme Court, which appeal will be dismissed as part of a settlement described below. As a result of the Tax Appeal Court’s decision, ASB wrote off the deposit recorded in June 2003 and expensed the related bank franchise taxes and interest for subsequent periods through March 31, 2004 related to this issue, resulting in a cumulative charge to net income in the second quarter of 2004 of $24 million ($21 million for the bank franchise taxes and $3 million for interest). In the second and third quarters of 2004, ASB accrued an aggregate of $0.4 million of interest, net of taxes, and state bank franchise tax of $1.2 million, net of taxes, related to this tax issue for the period from April 1 to September 30, 2004.

On December 31, 2004, ASB agreed to settle its dispute with the DOT and close the tax years 1999, 2000, 2001, 2002, 2003 and 2004 (relating to the financial performance of ASB for the calendar years 1998, 1999, 2000, 2001, 2002, and 2003) for purposes of audit, examination, assessment, refund and judicial review. Under the terms of the settlement, ASB agreed to pay the DOT $12 million, in addition to the $17 million (relating to tax years 1999, 2000 and 2001) previously paid under protest, dismiss its appeal to the Hawaii Supreme Court and not take the dividends received deduction in future years. As a result, ASB expects to recognize approximately $3 million in additional net income in the fourth quarter of 2004, representing a partial reversal of amounts previously charged to net income.

Electric Utility

Fuel Contracts Updates

The following is an update of the fuel contracts information (see “Regulation of electric utility rates,” which is incorporated herein by reference to pages 50 to 51 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2004):

The rate schedules of the electric utility subsidiaries include energy cost adjustment clauses under which electric rates charged to customers are automatically adjusted for changes in the weighted-average price paid for fuel oil and certain components of purchased power, and the relative amounts of company-generated power and purchased power. In 1997 Public Utilities Commission of the State of Hawaii (PUC) decisions approving the electric utilities’ fuel supply contracts, the PUC noted that, in light of the length of the fuel supply contracts and the relative stability of fuel prices, the need for continued use of energy cost adjustment clauses would be the subject of investigation in a generic docket or in a future rate case. The electric utility subsidiaries believe that the energy cost adjustment clauses continue to be necessary. These clauses were continued in the most recent Hawaii Electric Light Company, Inc. (HELCO) and Maui Electric Company, Limited (MECO) rate cases (final decision and order’s issued in February 2001 and April 1999, respectively).

The utilities reached agreement with their suppliers on amendments to their existing fuel supply contracts that will extend the contracts through December 2014 on substantially the same terms and conditions, including market-related pricing. In December 2004, the PUC approved the amendments to the fuel supply contracts. In approving the amendments, the PUC indicated questions still remain concerning the energy cost adjustment clauses and their continued use to recover fuel contract costs, and indicated it plans to examine the continued use of the energy cost adjustment clauses to recover the various costs incurred pursuant to the amended fuel contracts in HECO’s pending rate case, and in HELCO’s and MECO’s next respective rate cases. In the meantime, the electric utilities will continue to recover their fuel contract costs through their respective energy cost adjustment clauses to the extent the costs are not recovered in their base rates.

HECO Request to Increase Rates Updates

The following is an update of HECO’s request to increase rates (see HECO’s news release “HECO TO FILE RATE CASE SEEKING PERMISSION TO FOCUS EFFORTS ON ENERGY CONSERVATION AND EFFICIENCY,” which is incorporated herein by reference to HEI’s and HECO’s Form 8-K dated November 9, 2004):

In November 2004, HECO filed a request with the PUC to increase base rates 9.9%, or $98.6 million in annual base revenues, based on a 2005 test year, a 9.11% return on rate base and an 11.5% return on average common equity. The PUC has scheduled a public hearing on HECO’s proposed increase to be held on January 12, 2005. The requested increase amount includes transferring the cost of existing energy conservation programs from a surcharge line item on electric bills into base electricity charges which appear on another line on electric bills, so the requested net increase to customers is 7.3%.

Consolidated HECO Capital Expenditure Programs and Financing Requirements Updates

The following is an update of the Consolidated HECO’s Capital Expenditure Programs and Financing Requirements (see “Financial Condition—Liquidity and Capital Resources—Electric Utility,” which is incorporated herein by reference to pages 65 to 66 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2004):

Capital Expenditure Programs

Capital expenditures include the costs of projects that are required to meet expected load growth, to improve reliability and to replace and upgrade existing equipment. Capital expenditures requiring the use of cash are estimated to be approximately $194 million in 2004, of which $113 million is attributable to HECO, $53 million to HELCO and $28 million to MECO. Approximately 53% of the forecast 2004 gross capital expenditures of $216 million is for transmission and distribution projects and 41% for generation projects, with the remaining 6% for general plant and other. For the first nine months of 2004, the net and gross capital expenditures for HECO and subsidiaries were $127 million and $142 million, respectively.

The consolidated forecast of net capital expenditures for HECO and subsidiaries, which excludes from gross capital expenditures the allowance for funds used during construction (AFUDC) and capital expenditures funded by third-party contributions in aid of construction, for the five-year period 2005 through 2009, is currently estimated to total $0.8 billion. Approximately 53% of forecast gross capital expenditures for this period (which includes AFUDC and third-party contributions in aid of construction) is for transmission and distribution projects and 43% for generation projects, with the remaining 4% for general plant and other. These estimates do not include expenditures, which could be material, that would be required to comply with the currently proposed Clear Skies Bill, if adopted by Congress, or the currently proposed environmental regulations relating to nickel emissions, if promulgated by the U.S. Environmental Protection Agency.

Management periodically reviews capital expenditure estimates and the timing of construction projects. These estimates may change significantly as a result of many considerations, including changes in economic conditions, changes in forecasts of kilowatthour sales and peak load, the availability of purchased power and changes in expectations concerning the construction and ownership of future generating units, the availability of generating sites and transmission and distribution corridors, the ability to obtain adequate and timely rate increases, escalation in construction costs, the impacts of demand-side management programs and combined heat and power installations, the effects of opposition to proposed construction projects and requirements of environmental and other regulatory and permitting authorities.

Financing Requirements

The electric utilities’ net capital expenditures for 2005 through 2009 are estimated to total $0.8 billion. HECO’s consolidated cash flows from operating activities (net income, adjusted for noncash income and expense items such as depreciation, amortization and deferred taxes), after the payment of common stock and preferred stock dividends, together with a projected increase in short-term borrowings and in long-term debt from the drawdown of outstanding revenue bond proceeds, are expected to provide cash to cover the forecast consolidated net capital expenditures. Short-term borrowings are expected to fluctuate during this forecast period. Additional debt and/or equity financing may be required for various reasons, including increases in the costs of, or an acceleration of, the construction of capital projects, capital expenditures that may be required by new environmental laws and regulations, unbudgeted acquisitions or investments in new businesses, significant increases in retirement benefit funding requirements that may be required if the market value of pension plan assets does not increase or there are changes in actuarial assumptions and other unanticipated expenditures not included in the 2005 through 2009 forecast.

The PUC must approve issuances of long-term securities by HECO, HELCO and MECO, including notes or debentures issued by the electric utilities in connection with the issuance of special purpose revenue bonds or trust preferred securities.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This report contains “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries (including HECO and its subsidiaries), the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Risks, uncertainties and other important factors that could cause actual results to differ materially from those in forward-looking statements and from historical results relating to matters included in this report include, but are not limited to, the following:

•	the effects of international, national and local economic conditions, including the state of the Hawaii tourist and construction industries, the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value of collateral underlying loans and mortgage-related securities) and the military presence in Hawaii;

•	the effects of weather and natural disasters;

•	global developments, including the effects of terrorist acts, the war on terrorism, continuing U.S. presence in Iraq and Afghanistan and potential conflict or crisis with North Korea;

•	the timing and extent of changes in interest rates;

•	the risks inherent in changes in the value of and market for securities available for sale and pension and other retirement plan assets;

•	changes in assumptions used to calculate retirement benefits costs and changes in funding requirements;

•	demand for services and market acceptance risks;

•	increasing competition in the electric utility and banking industries;

•	capacity and supply constraints or difficulties, especially if measures such as demand-side management (DSM), distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecast benefits or are otherwise insufficient to reduce or meet forecast peak demand;

•	fuel oil price changes, performance by suppliers of their fuel oil delivery obligations and the continued availability to the electric utilities of their energy cost adjustment clauses;

•	the ability of independent power producers to deliver the firm capacity anticipated in their power purchase agreements;

•	the ability of the electric utilities to negotiate, periodically, favorable fuel supply and collective bargaining agreements;

•	new technological developments that could affect the operations and prospects of HEI’s subsidiaries (including HECO and its subsidiaries) or their competitors;

•	federal, state and international governmental and regulatory actions, such as changes in laws, rules and regulations applicable to HEI, HECO and their subsidiaries (including changes in taxation, environmental laws and regulations and governmental fees and assessments); decisions by the Hawaii Public Utilities Commission (PUC) in rate cases and other proceedings and by other agencies and courts on land use, environmental and other permitting issues; required corrective actions (such as with respect to environmental conditions, capital adequacy and business practices);

•	the risks associated with the geographic concentration of HEI’s businesses;

•	the effects of changes in accounting principles applicable to HEI, HECO and their subsidiaries, including continued regulatory accounting under Statement of Financial Accounting Standards No. 71 and the possible effects of applying new accounting principles applicable to variable interest entities (VIEs) to power purchase arrangements with independent power producers;

•	the effects of changes by securities rating agencies in their ratings of the securities of HEI and HECO;

•	the results of financing efforts;

•	faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage servicing rights of American Savings Bank, F.S.B. (ASB);

•	changes in ASB’s loan portfolio credit profile and asset quality which may increase or decrease the required level of allowance for loan losses;

•	the ultimate net proceeds from the disposition of assets and settlement of liabilities of discontinued or sold operations;

•	the final outcome of tax positions taken by HEI and its subsidiaries;

•	the ability of consolidated HEI to execute strategies to generate capital gains and utilize capital loss carryforwards on future tax returns;

•	the risks of suffering losses that are uninsured; and

•	other risks or uncertainties described elsewhere in this report and in other periodic reports previously and subsequently filed by HEI and/or HECO with the Securities and Exchange Commission (SEC).

Forward-looking statements speak only as of the date of this report. Except to the extent required by the federal securities laws, HEI and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)
Date: January 6, 2005	Date: January 6, 2005